Exhibit 99.1
Growing Forward Credit Suisse 2009 Energy Summit February 3, 2009 Thomas J. Webb Executive Vice President and CFO

This presentation contains "forward-looking statements" as defined in Rule 3b-6 of the Securities Exchange Act of 1934, as amended, Rule 175 of the Securities Act of 1933, as amended, and relevant legal decisions. The forward-looking statements are subject to risks and uncertainties. They should be read in conjunction with "FORWARD-LOOKING STATEMENTS AND INFORMATION" and "RISK FACTORS" each found in the MANAGEMENT'S DISCUSSION AND ANALYSIS sections of CMS Energy's Form 10-K and Consumers Energy's Form 10-K each for the Year Ended December 31, 2007 and as updated in CMS Energy's and Consumers Energy's Forms 10-Q for the Quarters Ended March 31, 2008, June 30, 2008 and September 30, 2008. CMS Energy's and Consumers Energy's "FORWARD-LOOKING STATEMENTS AND INFORMATION" and "RISK FACTORS" sections are incorporated herein by reference and discuss important factors that could cause CMS Energy's and Consumers Energy's results to differ materially from those anticipated in such statements. The presentation also includes non-GAAP measures when describing CMS Energy's results of operations and financial performance. A reconciliation of each of these measures to the most directly comparable GAAP measure is posted on our website at www.cmsenergy.com. CMS Energy expects 2008 reported earnings to be about the same as adjusted earnings. Reported earnings could vary because of the effect of asset sales, unrealized losses on nonqualified retirement plan investments or other factors. CMS Energy is not providing reported earnings guidance reconciliation because of the uncertainties associated with those factors.

Consistent financial performance Fair and timely regulation Utility investment Customer value Safe, excellent operations Growing Forward Growth in dividend (36¢ to 50¢) reflects confidence in Plan and performance.

What's Top of Mind? Economy and financial markets Sales and uncollectibles Pension funding Energy legislation Capital spending plans

Nation Oct-07 Nov-07 Dec-07 Jan-08 Feb-08 Mar-08 Apr-08 May-08 Jun-08 Jul-08 Aug-08 Sep-08 Oct-08 Nov-08 Dec-08 Jan-09 Feb- 09 Mar-09 CMS Working ... 2007 2008 2009 .... to stay ahead of the curve. Monoline collapse (11/07) Credit and stock market implosion (9/15) CMS Completed $130 million Monoline loans (3/08) Cash conservation Be flexible Financing Investment Subprime explosion (10/07) Start exit of Monoline exposure ? Repaid RCA $420 million (12/29) Drew Parent RCA $420 million (10/10) Closed (9/12): $350 million FMBs $150 million RCA

Sales Trend (Weather Adjusted) Electric In Fall of 2008, planned for recession in 2009. "Autos" Share of Business 1975 1976 1977 1978 1979 1980 1981 1982 1983 1984 1985 1986 1987 1988 1989 1990 1991 1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 August Plan 22145 23722 24572 25237 25707 24533 24875 23916 24893 26050 26305 26977 27928 29143 29667 29894 30325 30877 31868 33177 34465 34622 35462 36355 37234 37463 37301 37302 37407 38164 38221 38042 37390 37217 38571 38571 38571 38571 Revised 37186 37186 37186 Potential 35836 35836 35836 2009 1975 1986 1997 2008 7% Decline over three years ('79 -'82 recession) Prior Outlook Plan Plan w/o HSC +2% 0% -3% 0 Early Auto 1980's 2007 Sales 15% 5% Margin 14 3

Liquidity and Business Strategy Protect near-term liquidity $1.2 billion in place Access capital market in good windows - be flexible Continue strong risk management Implement cash conservation Act early Be ready to go with more Stay ahead of curve.

Energy Legislation Bills balance need for regulatory certainty with customer interests. File and implement ratemaking with forward test year Cap on choice - 10% of load Rate deskewing - over 5 years Certificate of Necessity Renewables - 10% by 2015 Energy efficiency

Timeline for Renewable Energy and Energy Optimization Plans February 2009 May 2009 MPSC approve or reject December 2008 MPSC ordered implementation of Clean, Renewable, and Efficient Energy Act MPSC created wind energy resource zone board File: Renewable Energy Plan Energy Optimization Plan August 2009 Begin surcharge

Recent Regulatory Developments Electric Rate Case U-15645 Primary factors: Amount (mils) Higher rate base ($700 million) $100 O&M inflation, system reliability, and uncollectibles 50 Lower sales 50 Cost of capital (11% ROE) 14 Total request $214 Proposed uncollectibles and sales trackers Gas Rate Case U-15506 Settlement agreement December 23, 2008 $22 million revenue increase, 10.55% ROE Annual depreciation reduced $20 million Next filing after May 1, 2009 First Electric Rate Case filed under new energy legislation provisions.

Oct-07 Nov-07 Dec-07 Jan-08 Feb-08 Mar-08 Apr-08 May-08 Jun-08 Jul-08 Aug-08 Sep-08 Oct-08 Nov-08 Dec-08 Jan-09 Feb- 09 Mar-09 Regulatory Timeline November December April May June September November Electric Rate Case U-15645 Filed Staff and intervenors file Rebuttals Self implement Cross examination PFD target date Final order New Gas General Rate Case File after May 1 Self implement six months after filing 2008 2009

Investment 2009-13 (mils) Base capital $ 3,800 Choices in Plan Coal plant $ 1,150 AMI 700 Renewables/energy efficiency 375 Electric reliability and other 400 Gas compression/pipelines 250 Total Choices in Plan $ 2,875 Total Capital 2009-13 $ 6,675 2008 2009 2010 2011 2012 2031 Depreciation 7.851 8.684 8.267 7.827 7.358 6.86 6.338 Maintenance 0.619 1.332 1.808 2.271 2.74 Customer growth 0.067 0.142 0.243 0.341 0.435 Environmental 0.042 0.163 0.317 0.469 0.718 Zeeland plant 0.481 0.481 0.481 0.481 0.481 Gas compression/pipelines 0.062 0.14 0.208 0.253 0.272 Electric reliability and other 0.031 0.094 0.151 0.23 0.346 Renewables/energy efficiency 0.017 0.044 0.093 0.204 0.335 AMI 0.027 0.094 0.227 0.458 0.661 Coal plant 0.006 0.021 0.165 0.49 0.915 8% Utility Growth Investment Plan Rate Base Bils $ Present Rate Base 2007 2008 2009 2010 2011 2012 2013 Average Rate Base (bils) $8.7 $9.1 $9.9 $10.6 $11.6 $12.8 Investment balances responsible rate increases, strong capital structure, earnings and cash flow growth.

What Makes CMS Different? Recent State legislation provides framework for growth Utility investment opportunities boost rate base and EPS Solid liquidity position, no need to issue equity in near term NOL and AMT credits add value Track record of predictability

Appendix

ELECTRIC RATE CASE U-15645*
On November 14, 2008, Consumers Energy filed an application with the Michigan Public Service Commission seeking an increase in its electric generation and distribution rates based on a 2009 test year. The request seeks authority to recover new investment in system reliability, environmental compliance and technology enhancements. These investments are part of the Company’s Growing Forward strategy which calls for investing more than $6 billion in utility operations over the next five years. The filing also requests sales and uncollectibles tracker mechanisms. The proposed overall rate of return is based on an 11.0% authorized return on equity. This is the first Consumers Energy rate case to be filed under the regulatory framework established in new energy laws, which allows for self-implementation 6 months after filing. If approved, the request would increase customer rates by an average of 6%. The $214 million request is detailed below.

Item	$ Millions	Explanation
1. O&M	$50	General inflation: $21 System reliability, uncollectibles, environmental compliance and technology: $29

2. Rate of Return	17	Higher return on equity (11.00% vs. 10.70%): $11 Other capitalization/costs: $6

3. Rate Base	76	Net Plant (distribution reliability, generation reliability, environmental compliance, technology): $56 Working Capital: $20

4. Book Depreciation	14	Related to new investment

5. Property Taxes	9	Related to new investment

6. Gross Margin	43	Primarily due to customer mix and sales decline, 2009 sales forecast 36.2 GWh

7. Other	5	General Taxes, Income Taxes, AFUDC, and Other

8. Total	$214

Ratemaking	Existing	As Filed		After-Tax
Capital Structure %	(U-15245)	Percent of Total	Annual Cost	Weighted Costs
Long Term Debt	41.55%	44.51%	5.85%	2.60%
Short Term Debt	0.81	0.77	5.99	0.05
Preferred Stock	0.50	0.47	4.46	0.02
Common Equity	41.75	40.88 (1)	11.00	4.50
Deferred FIT	14.65	12.73	0.00	0.00
JDITC/Other	0.74	0.64		0.05

	100.00%	100.00%		7.22	%(2)

Rate Base and Return	Existing
Percentage	(U-15245)	As Filed
Rate Base	$5.53 billion	$6.27 billion
Return on Rate Base	6.93%	7.22%
Return on Equity	10.70%	11.00%

(1)	Equivalent to 47.61% on a financial basis.

(2)	Equivalent to 10.12% pre-tax basis.
ELECTRIC RATE CASE SCHEDULE

Staff & Intervenors File Testimony	April 27, 2009
Rebuttal Testimony	May 18, 2009
Motions to Strike Testimony	May 29, 2009
Replies to Motions to Strike	June 4, 2009
Cross of all Witnesses	June 8-19, 2009
Initial Briefs	July 9, 2009
Reply Briefs	July 23, 2009
Proposal for Decision	September 2, 2009 (target)
Decision	By November 14, 2009

*	Electric Rate Case U-15645 can be accessed at the Michigan Public Service Commission’s website.
http://efile.mpsc.cis.state.mi.us/efile/electric.html

GAS RATE CASE U-15506
On December 23, 2008, the Michigan Public Service Commission (MPSC) approved a settlement agreement that was filed by Consumers Energy and other interested parties in Consumers gas rate case U-15506. The settlement provides for additional annual revenues of $22.4 million reflecting a return on equity of 10.55%. Consumers Energy has agreed that it will not file a new gas general rate case prior to May 1, 2009.
The MPSC also approved a partial settlement agreement regarding depreciation rates submitted in Case No. U-15629. The agreement will reduce the Company’s annual depreciation expense by $19.6 million based on account balances as of December 31, 2007. The agreed upon depreciation rates are temporary and will be in effect until the Commission issues a final order in this case.
A typical residential customer is expected to see an increase of approximately 80¢, or less than 1% in their average monthly bill.

*	Gas Rate Case U-15506 can be accessed at the Michigan Public Service Commission’s website.
http://efile.mpsc.cis.state.mi.us/efile/electric.html